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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): February 16, 1999


                                  ALPHARMA INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                                1-8593                            22-2095212
(State or Other Jurisdiction of          (Commission File Number)               (I.R.S. Employer
       Incorporation)                                                         Identification Number)

One Executive Drive                             Fort Lee, New Jersey                     07024
(Address of Principal Executive Offices)                                            (Zip code)
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Registrant's telephone number, including area code:  (201) 947-7774



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEMS 5.          OTHER EVENTS.

         On February 16, 1999, the Registrant and its subsidiary Alpharma USPD
Inc. ("USPD"), entered into a loan agreement (the "Loan Agreement") with Ascent
Pediatrics, Inc. ("Ascent") under which USPD will provide up to $40 million in loans (the "Loans") to Ascent to be evidenced by 7 1/2% Convertible Subordinated
Notes due 2005 ("Notes"). Pursuant to the Loan Agreement, up to $12 million of the proceeds of the Loans can be used for general corporate purposes, with $28 million of proceeds reserved for projects and acquisitions intended to enhance growth of Ascent.

In addition, Ascent and USPD have entered into an agreement (the "Depositary
Agreement") with State Street Bank and Trust Company, as depositary, under which USPD will have the option during the first half of year 2002 to acquire all of the then outstanding shares of Ascent for cash at a price to be determined by a formula based on Ascent's operating income the "Call Option"). The Call Option is exercisable at the higher of $140 million or a price equal to 12.2 times
Ascent's 2001 pre-tax operating income, subject to certain adjustments as set forth in the Depositary Agreement. If USPD does not exercise the Call Option, Ascent will be required to repay the Notes in installments from 2004 into 2005.
Ascent will also have the right to repurchase such Notes following the expiration of the Call Option at 125% of principal plus accrued interest. If this right is not exercised, the Notes will become convertible into shares of Ascent common stock at a conversion price of $7.125 per share. Upon approval of these transactions by the Ascent stockholders, Thomas L. Anderson, President of USPD, will be appointed as a member of Ascent's Board of Directors (the "Board of Directors").

         The transactions contemplated by the Depositary Agreement and related agreements, including the authorization of the Call Option, are subject to the approval of Ascent's stockholders at a meeting expected to be held in the second quarter of 1999. Certain Ascent shareholders represented on the Board of Directors, holding approximately 43% of the voting capital stock, have agreed to vote their shares in favor of such transactions.

         A copy of the press release announcing the agreements described above has been filed with this Current Report on Form 8-K as exhibit 99.7 and is incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.


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
         Exhibit No.       Exhibit Description
         -----------       -------------------
         99.1              Master Agreement dated as of February 16, 1999 by and
                           among Ascent, USPD and the Registrant.

         99.2 Depositary Agreement dated as of February 16, 1999 by and among Ascent, USPD, the Registrant and State
                           Street Bank and Trust Company.

         99.3 Loan Agreement dated as of February 16, 1999 by and among Ascent, USPD and the Registrant.

         99.4 Guaranty Agreement dated as of February 16, 1999 by and between Ascent and the Registrant.

         99.5              Registration Rights Agreement dated as of February
                           16, 1999 by and between Ascent and USPD.

         99.6 Subordination Agreement dated as of February 16, 1999 by and among Ascent, USPD and the purchasers named therein.

         99.7              Press release dated February 16, 1999.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ALPHARMA INC.



                                       By: /s/ Jeffrey E. Smith
                                          -------------------------------------
                                          Jeffrey E. Smith
                                          Executive Vice President and Chief
                                          Financial Officer



Date: February 23, 1998
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

                                EXHIBIT INDEX


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
         Exhibit No.       Exhibit Description
         -----------       -------------------
         99.1              Master Agreement dated as of February 16, 1999 by and
                           among Ascent, USPD and the Registrant.

         99.2 Depositary Agreement dated as of February 16, 1999 by and among Ascent, USPD, the Registrant and State
                           Street Bank and Trust Company.

         99.3 Loan Agreement dated as of February 16, 1999 by and among Ascent, USPD and the Registrant.

         99.4 Guaranty Agreement dated as of February 16, 1999 by and between Ascent and the Registrant.

         99.5              Registration Rights Agreement dated as of February
                           16, 1999 by and between Ascent and USPD.

         99.6 Subordination Agreement dated as of February 16, 1999 by and among Ascent, USPD and the Purchasers.

         99.7              Press release dated February 16, 1999.
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